Poster# 1127 - B0299

DESIGN OPTIMIZATION TO IMPROVE RETENTION OF A CARBOXYMETHYLATED HYALURONIC ACID (CMHA-S) DRUG-DELIVERY DEVICE

Jourdan Colter[1], Nathaniel Cady PhD[2], Hee-Kyoung Lee PhD[3], Brenda Mann PhD[3], Barbara Wirostko MD[3], Brittany Coats PhD[1]

1 Department of Mechanical Engineering, University of Utah, Salt Lake City, UT USA

2 Colleges of Nanonscale Science and Engineering, SUNY Polytechnic Institute, Albany, NY USA

3 Jade Therapeutics Inc. (A wholly owned Subsidiary of EyeGate Pharmaceuticals Inc.), Salt Lake City, UT USA

INTRODUCTION

Novel polymer, carboxymethylated hyaluronic acid (CMHA-S, Jade Therapeutics, SLC), is emerging as a controlled and localized means for drug-delivery in the treatment of ophthalmic conditions including corneal ulcers, injuries, and infections [1]. These CMHA-S films offer improved drug bioavailability, safety, and therapeutic effectiveness from existing therapies due to their biocompatibility and drug delivery capabilities [2]. However, retention of the films in the ocular environment is poor due to the high lubricating properties of hyaluronic acid [3].

STUDY AIMS: (1) Utilize a three-dimensional, computational model of the eye to evaluate retention of multiple geometrical designs. (2) Utilize the same model to determine surface friction ratios that immobilize CMHA-S film in the inferior fornix. (3) Evaluate the retention of several geometric designs using in vivo rabbit studies.



Figure 1. Preliminary bio-erodable CMHA-S film used as a drug-delivery vehicle (left). Clear hydrated CMHA-S film placement beneath the lower eyelid (middle). CMHA-S film dislodged (right).

METHODS

A 3D finite element model of the adult human eye, inferior fornix, and CMHA-S film was created based on anatomical dimensions and material properties in the literature (Fig. 2). A sursumduction eye movement was simulated, and displacement of the film relative to the globe was measured. Eight different CMHA-S film geometries varying in size and cross-section were evaluated in the model to determine which resulted in the best retention. For one of the geometries, the optimal friction ratio for retention of the CMHA-S film within the inferior fornix was found by iteratively sweeping through coefficients of friction on each side of the hydrogel (μ_{globe} , μ_{lid}). Retention of several geometries was evaluated in New Zealand White Rabbits (N=6) for 8 days.



Figure 2. Simplified globe, lower eyelid and CMHA-S film representing film placement in the inferior fornix (left), and cross-section of the film placed between the globe and lower eyelid (right).



1
2
3
4
5
6
7
8

Figure 3. Eight CMHA-S film geometries tested in the inferior fornix FE model.

RESULTS – GEOMETRY OPTIMIZATION

Increasing μ_{lid} reduced displacement in all geometries, with Geometries 5 and 6 most strongly affected. Geometries 2 and 7 had least displacement, and were least influenced by changing μ_{lid}. Cylindrical geometries (1 and 4) completely dislodged and were excluded from further analysis.



Displacement over time for low μlid
Geom2
Geom3
Geom5
Geom6
Geom7
Geom8
Displacement (mm)
Time (s)
0
0.05
0.1
0.15
0.2
0.25
0.3
0.4
0.5

Figure 4. Mean nodal displacement of the CMHA-S films during the simulation, where μ_{lid} is low (0.1), and less strongly resists film displacement. Globe-side friction is low (μ_{globe} = 0.05).



Displacement over time for high μlid
Geom2
Geom3
Geom5
Geom6
Geom7
Geom8
Displacement (mm)
Time (s)
0
0.05
0.1
0.15
0.2
0.25
0.3
0.4
0.5

Figure 5. Mean nodal displacement of the CMHA-S films during the simulation, where μ_{lid} is high (0.15), and more strongly resists film displacement. Globe-side friction is low (μ_{globe} = 0.05).



Final Displacement for each μlid
Geom2
Geom3
Geom5
Geom6
Geom7
Geom8
Displacement (mm)
μlid
0
0.1
0.2
0.3
0.4
0.5
0.11
0.12
0.13
0.14
0.15

Figure 6. Mean nodal displacement the end of the simulation shown for increasing values of μ_{lid}. Globe-side friction is constant (μ_{globe} = 0.05).

RESULTS – FRICTION OPTIMIZATION

Equal friction on each side of the film (μ_{globe} = μ_{lid}) resulted in complete dislodging from the inferior fornix. There was a linear relationship between μ_{globe} and μ_{lid} (y = 1.4x + 0.07) that resulted in immobilization of the film (Geometry 5) during globe rotation.



Minimum friction ratio to immobilize CMHA-S film
IMMOBILIZATION
y = 1.4x + 0.07
μlid
μglobe
0
0.05
0.1
0.15
0.2
0.25
0.3
0.02
0.04
0.06
0.08
0.12
0.14
0.16

Figure 7. Relationship between friction of the CMHA-S film with the lid (μ_{lid}) and globe (μ_{globe}) that is required to immobilize Geometry 5 in the lower fornix of the eye during regular eye movement.

RESULTS – *IN VIVO* STUDIES

Retention of films in the inferior fornix of healthy rabbits (nictitating membranes removed) yields highly variable data ranging from 24 hours to 7 days. Dislodgement was influenced by the size and thickness of the films. The inferior fornix appears to be better for retention than the superior fornix. Further information on the frictional interaction between the film and sclera/eyelid is needed to improve retention *in vivo*.

CONCLUSIONS & FUTURE WORK

- Film geometry and the pocket that forms around the film were important in mitigating film displacement.
- All geometries were affected by change in friction on the lid side, however some were more strongly affected than others.
- The ratio of coefficient of friction between the CMHA-S film and globe/lid was critical to retention in the inferior fornix. Specifically, a ratio of 1.4:1 was required for immobilization of Geometry 5.
- Complete design optimization will require experimental quantification of the frictional interface between the CMHA-S film and eye.
- Differences in friction on each side of the film will be introduced by surface micropatterning or by chemical modification.
- *In vivo* studies will be repeated in a larger animal model for better representation of human inferior fornix pocket depth.

References

[1] Wirostko BM et al., Advances in Wound Care, vol 3 11:708-716, 2014. [2] Elia et al., Biomaterials, 31:4630-4638, 2010. [3] Toole, BP et al., Semin Cell Dev Biol, 12:79-87, 2001.

Acknowledgements

The authors would like to acknowledge funding support from NSF SBIR Phase 2 (Award # 1430921) and the Department of Defense Phase II SBIR Contract Number: W81XWH-14-C-0025. The authors thank Absorption Systems (SD, CA) for conducting the *in vivo* studies.

Contact Information

Jourdan Colter
jourdan.colter@utah.edu

Brittany Coats, PhD
brittany.coats@utah.edu

Barbara Wirostko, PhD
bwirostko@eyegatepharma.com